SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act Date of Report

             (Date of Earliest Event Reported): February 5th, 2002


                             NEW ENERGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


         Utah                       333-38936                     87-0653434
(State of Incorporation)           (Commission                (IRS Employer No.)
                                   File Number)


  5685 La Jolla Blvd, La Jolla CA                                    92037
(Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code: (619)-615-8647

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On February 5th, 2001, HJ & Associates, L.L.C resigned as auditors of New Energy Corp. HJ & Associates, L.L.C had been the auditor of UBETIGOLF, Inc. (a Utah Corporation) prior to the acquisition of New Energy Corporation (a California Corporation).

New Energy Corporation, to date, has not retained a new auditing firm but expects to do so in the near future.

The reports of HJ & Associates, L.L.C on the Company's financial statements for the past 2 fiscal years did not contain an adverse opinion or a disclaimer of opinion nor were the statements qualified or modified as to audit scope or accounting principles.

The Company and HJ & Associates, L.L.C have not, in connection with the audit of the Company's financial statements for the previous 2 fiscal years, or for any subsequent interim periods prior to and including February 5th, 2002, had any disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement, if not resolved to HJ & Associates, L.L.C satisfaction, would have caused HJ & Associates, L.L.C to make reference to the subject matter of the disagreement in connection with its reports.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)

16.1     Letter from former accountant re: change in certifying accountants.

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

New Energy Corp.
(Registrant)

Date: 02/12/02                          /s/ Tor Ewald
                                        ----------------------------------------
                                        Tor Ewald, Secretary